UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C. 20549

                                     FORM 8-K

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported) -- October 20, 1995

                                ESSEX GROUP, INC.

              (Exact name of registrant as specified in its charter)

         MICHIGAN                      1-7418                       35-1313928
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    (State or other jurisdiction      (Commission             (I.R.S. Employer
         of incorporation)            File Number)         Identification No.)

    1601 WALL STREET, FORT WAYNE, INDIANA                                46802
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    (Address of principal executive offices)                        (Zip Code)


       Registrant's telephone number, including area code:  (219) 461-4000

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          (Former name or former address, if changed since last report.)


    ITEM 5. OTHER EVENTS.

      On October 19, 1995 the registrant issued the press release attached hereto as Exhibit 20.1, which is incorporated herein by reference.

    ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

            (c)   Exhibits:

                  Item  Exhibit Index

                  20.1  Press release by the registrant on October 19, 1995


                                    SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                          ESSEX GROUP, INC.
                                            (Registrant)




    October 20, 1995                      /s/ David A. Owen
                                          ---------------------------------
                                          David A. Owen
                                          Executive Vice President,
                                          Chief Financial Officer; Director
                                          (Principal Financial Officer)


                                                                EXHIBIT 20.1

                                                      Contact:  Tom Castaldi
                                                                (219) 461-4381

    FOR IMMEDIATE RELEASE


                       ESSEX GROUP, INC., ANNOUNCES RESULTS


    FORT WAYNE, Ind., October 19, 1995 -- Essex Group, Inc. (the "Company"), today announces results for the three-month and nine-month periods ended September 30, 1995.

      Net sales and net income for the three-month period ended September 30, 1995, were $308.3 million and $6.1 million, respectively. Net sales were
    15.9 percent greater than third quarter 1994 sales of $265.9 million resulting primarily from higher copper prices and sales volumes. Net income declined $1.9 million from third quarter 1994 net income of $8.0 million due primarily to higher interest expense, partially offset by improved operating income. Higher interest expense was attributable to increased bank debt for the repurchase of the parent company's (BCP/Essex Holdings Inc. ("Holdings")) 16% Senior Discount Debentures due 2004 (the "Debentures"). The Company entered into new credit facilities which provided the funds used by Holdings to repurchase all of the Debentures.

      Net sales and net income for the nine-month period ended September 30, 1995, were $886.5 million and $16.4 million, respectively. Net sales were
    19.1 percent greater than the comparable period last year due to higher copper prices and sales volumes. Improved sales volumes reflected increased demand for wire products within most of the markets served by the Company. Net income declined $6.6 million from the comparable period last year due primarily to higher interest expense and an extraordinary charge of $3.0 million ($5.0 million before applicable tax benefit) for the retirement of debt under the Company's previous credit agreement. Higher interest expense was primarily attributable to the refinancing of Holdings' Debentures through the Company's new credit facilities as previously mentioned.

      Essex Group, Inc., is one of the world's largest producers of electrical wire and cable products, and is included in the Fortune 1000 list of industrial and service companies and the Forbes 400 list of privately held companies. The Company's operating units, supported by 25 manufacturing facilities in twelve states, produce a broad product line that includes magnet wire, building wire, automotive wire, appliance wire, industrial wire, electronic wire, specialty wiring assemblies, communication wire and electrical insulation materials.